UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  February 9, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2006, TRC announced that Carl D. Paschetag, Jr. has been named to succeed Harold C. Elston, Jr. as Chief Financial Officer upon Mr. Elston’s retirement on April 30, 2006.  Prior to joining TRC, Mr. Paschetag, 46, served since 1997 in various roles including Vice President, Treasurer and Controller of Clean Harbors, Inc., a leading provider of environmental and hazardous waste management services throughout North America.  Mr. Paschetag will be employed at an annual salary of $250,000 under terms generally applicable to other executive officers of the Company and received an initial grant of 25,000 options to purchase TRC common stock under the Company’s Restated Stock Option Plan.

The Company also announced on February 9, 2006 that Harold C. Elston, Jr. current CFO will be retiring from the Company on April 30, 2006.  Mr. Elston will remain as an on-call employee for an additional one-year period, and the Company will provide health benefits to Mr. Elston until October 2008.

Item 9.01.      Financial Statements and Exhibits.

(c)  Exhibits.

99.1                          News release titled “Carl Paschetag to be Named CFO of TRC”, dated February 9, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2006		TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer